UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 23, 2008 (January 22, 2008)

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-13780	02-0423416
(Commission File Number)	(I.R.S. Employer Identification No.)

35 East 62nd Street, New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(212) 572-8600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, the Board of Directors of M & F Worldwide Corp. (the “Company”), by unanimous vote, appointed Mr. Barry F. Schwartz as Chief Executive Officer.

Mr. Schwartz has been Acting Chief Executive Officer since September 2007, having been Executive Vice President and General Counsel of the Company since 1996.   He is currently Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”), and served as Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates from 1993 to 2007, and Senior Vice President from 1989 to 1993. Mr. Schwartz is also a director of the following companies which are required to file reports under the Securities Exchange Act of 1934: Allied Security Holdings LLC, Revlon Consumer Products Corporation, Revlon, Inc., Scientific Games Corporation and Harland Clarke Holdings Corp.

Mr. Schwartz will receive no compensation directly or indirectly from the Company. Mr. Schwartz has in the past and will continue to provide services to the Company under the terms of the Second Amended and Restated Management Services Agreement between the Company and a wholly owned subsidiary of MacAndrews & Forbes dated June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz Title: Chief Executive Officer

Date: January 22, 2008